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                                                                       EXHIBIT 5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us in this Registration Statement on Form N-1A under the heading "Investment Advisory and Other Services - Independent Registered Public Accounting Firm" relating to GMO Strategic Balanced Allocation Fund and GMO World Opportunities Equity Allocation Fund in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 10, 2005